                                                                   EXHIBIT 10.32

                              Amended and Restated
                     Change in Control Termination Agreement


         THIS AGREEMENT ("Agreement") is effective the 1st day of November, 2000, by and between FirstMerit Corporation, an Ohio corporation (the "Company") and the executive employee who has executed this Agreement ("Employee").

                                R E C I T A L S:

         A. The Employee serves as an executive and is considered a key corporate officer of the Company or one of its affiliates.

         B. The Board of Directors of the Company has determined that the interests of the Company's shareholders will be best served by assuring that its key corporate officers will adhere to the policies of the Board of Directors and senior management with respect to any event by which another entity would acquire effective control of the Company.

         C. The Board of Directors has also determined that it is in the best interest of the shareholders to promote stability among key officers and employees.

         D. Employee and the Company may have previously entered into a Termination Agreement which agreement is being replaced in its entirety by this Agreement, and may also enter into a Displacement Agreement which protects Employee in the circumstance of a displacement of the Employee which occurred due to a merger or acquisition, and that Employee will not be entitled to the be paid benefits under both this Agreement and the Displacement Agreement.

         IN CONSIDERATION OF THE FOREGOING, the mutual covenants hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Employee agree as follows:

         1. DUTIES OF EMPLOYEE. Employee shall support the position of the Board of Directors and senior management and shall take any action reasonably requested by the Board of Directors with respect to any event by which another entity would acquire effective control of the Company.

         2. CHANGE IN CONTROL. The term "Change in Control" shall mean the occurrence of any one of the following events:

                  (a) individuals who, on April 19, 2000, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2000 whose election or nomination for election was approved by a vote of at least 2/3rds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (b) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:

                           (i) by the Company or any Subsidiary,

                           (ii) by any employee benefit plan sponsored or
                  maintained by the Company or any Subsidiary,

                           (iii) by any underwriter temporarily holding
                  securities pursuant to an offering of such securities,

                           (iv) pursuant to a Non-Control Transaction (as
                  defined in paragraph (c)), or

                           (v) a transaction (other than one described in (c)
                  below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors then on the Board approve a resolution providing expressly that the acquisition pursuant to this clause (v) does not constitute a Change in Control under this paragraph (b);

                  (c) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:

                           (i) more than 50% of the total voting power of (x)
                  the corporation resulting from such Business Combination (the "Surviving Entity"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors ("Total Voting Power") of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if
                                       -2-
                  applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

                           (ii) no person (other than any employee benefit plan
                  (or related trusts) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the Total Voting Power of the outstanding voting securities eligible to elect directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), and

                           (iii) at least a majority of the members of the board
                  of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Control Transaction"); or

                  (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

                  Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Company shall then occur.

                  3. COMPANY'S RIGHT TO TERMINATE. The Company may terminate the Employee's employment at any time during the term of this Agreement, subject to the terms of this Agreement and providing the benefits stated herein if vested.

                  4. TERMINATION FOLLOWING CHANGE IN CONTROL. In the event of termination of employment subsequent to a Change in Control and prior to the expiration of the term of this Agreement, the Employee shall be entitled to the benefits provided in paragraph 6 unless such termination is (a) because of the Employee's death, Retirement or Disability, (b) by the Company for Cause, or (c) by the Employee other than for Good Reason.

                      (a) DISABILITY OR RETIREMENT. Termination of employment by the Company based on "Disability" shall mean termination because of Total and Permanent Disability as defined in the Long-Term Disability Plan of the Company, in effect from time to time, in which the Employee is participating. Termination of employment based on "Retirement" shall mean termination of employment by the Employee in accordance with the retirement policy (including early retirement policy) which is in effect from time to time and is generally applicable to the Company's salaried employees.

                      (b) CAUSE. The term "Cause" shall mean termination
                  upon one or more of the following acts of the Employee:

                           (i) Felonious criminal activity whether or not affecting the Company;

                           (ii) Disclosure to unauthorized persons of Company information which is believed by the Board of Directors of the Company to be confidential;

                           (iii) Breach of any contract with, or violation of
                                 any legal obligation to, the Company or
                                 dishonesty; or

                           (iv) Gross negligence or insubordination in the performance of duties of the position held by the Employee.

                      (c) GOOD REASON. The term "Good Reason" shall mean
                  voluntary termination of employment by the Employee based on any of the following:

                           (i) Involuntary reduction in the Employee's base salary, as in effect immediately prior to a Change in Control unless such reduction occurs simultaneously with a Company-wide reduction in officers' salaries;

                           (ii) Involuntary discontinuance or reduction in the Employee's incentive compensation award opportunities under plans applicable to the Employee and in existence at the time of a Change in Control, unless a Company-wide reduction of all officers' incentive award opportunities occurs simultaneously with such discontinuance or reduction;

                           (iii) Involuntary relocation to another office
                                 located more than 50 miles from the Employee's office location at the time the Change in Control occurs;

                           (iv) Significant reduction in the Employee's responsibilities and status within the Company's organization or change in the Employee's title or office without prior written consent of the Employee;

                           (v) Involuntary discontinuance of the Employee's participation in any employee benefit plans maintained by the Company unless such plans are discontinued by reason of law or loss of tax deductibility to the Company with respect to contributions to such plans, or are discontinued as a matter of the Company's policy applied equally to all participants in such plans;

                           (vi) Involuntary reduction of the Employee's paid vacation to less than 20 working days per calendar year;

                           (vii) Failure to obtain an assumption of the Company's obligations under this Agreement by any successor to the Company, regardless of whether such entity becomes a successor to the Company as a result of a merger, consolidation, sale of the assets of the Company, or other form of reorganization; or

                           (viii) Termination of employment which is not
                                  effected pursuant to a Notice of Termination satisfying the requirements of paragraph 5 herein.

                  5. NOTICE OF TERMINATION. Any purported termination of the Employee's employment by the Company or by the Employee shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated and shall specify a "Date of Termination."

                  6.  COMPENSATION AND BENEFITS UPON TERMINATION.

                  (a) If, after a Change in Control has occurred and prior to the expiration of the term of this Agreement, the Employee's employment by the Company shall be terminated: (1) by the Company other than for Cause, Disability, Retirement, or death or (2) by the Employee for Good Reason, then the Employee shall be entitled to the compensation and benefits provided in subparagraph (c) below.

                  (b) If either of the conditions in subparagraph (a) above are satisfied, the Employee shall be eligible to receive the compensation and benefits described in subparagraph (c) below. The compensation described in subparagraphs (c)(1), (c)(2) and (c)(3) shall be paid by the Company to the Employee in a lump sum on or before the fifth day following the Date of Termination.

                  For purposes of this Agreement, the term "Month" shall mean a period of 30 days.

                  (c) The compensation and benefits payable to an Employee pursuant to this paragraph 6 shall be as follows:

                      (1) BASE SALARY TO DATE OF TERMINATION. The Company shall
                  pay to the Employee his/her full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given or immediately preceding a Change in Control, whichever is higher.

                      (2) BASE SALARY. The Company shall pay to the Employee an
                  amount equal to (i) the Employee's annual base salary (at the rate in effect at the time Notice of Termination is given or immediately preceding a Change in Control, whichever is higher) multiplied by (ii) the lesser of the number indicated in Item 6(c)(2)A on Exhibit A, which Exhibit is attached hereto and incorporated by reference herein, or a fraction the numerator of which is the number of months from and including the month in which the Date of Termination occurs to and including the month in which the Employee would attain the age of 65 and the denominator of which is Item 6(c)(2)B on Exhibit A.

                      (3) INCENTIVE COMPENSATION. The Company shall pay to the
                  Employee an incentive award in an amount equal to (i) the incentive compensation payment the Employee would receive if payout was made at the "target" percentage for the Employee under the Company's Executive Incentive Plan in the year of Employee's Date of Termination multiplied by (ii) the lesser of the number indicated in Item 6(c)(3)A on Exhibit A, or a fraction the numerator of which is the number of months from and including the month in which the Date of Termination occurs to and including the month in which the Employee would attain the age of 65 and denominator of which is the number indicated in Item 6(c)(3)B on Exhibit A.

                      (4) STOCK PLANS. The Employee shall be entitled to
                  immediate vesting of all stock options and other stock, phantom stock, stock appreciation rights or similar arrangements in which he participates. Notwithstanding any plan provisions to the effect that rights under any such plan terminate upon termination of employment, the Employee shall be given the longer of 90 days after the Date of Termination, or the remaining period provided in the grant, to realize or exercise all rights or options provided under such plans.

                      (5) MEDICAL AND LIFE INSURANCE. The Company shall maintain in full force and effect for the Employee's continued benefit until the earlier of the anniversary listed in Item 6(c)(5)A on Exhibit A of the Date of Termination or the calendar month in which the Employee reaches the age of 67 all medical, life, and accidental death and dismemberment insurance (including conversion rights), with coverage and limits identical to those in effect with respect to the Employee immediately prior to the

                  Change in Control. If the Employee is a participant in the Company's Executive Committee Life Insurance Program, the Company shall pay the premium for the Employee on such insurance for a period ending the earlier of the period listed in Item 6(c)(5)B on Exhibit A after the Date of Termination or the calendar month in which the Employee reaches the age of 67, plus an additional amount to the Employee equal to the Employee's projected federal, state, county and municipal income taxes on the premiums so paid, which projected taxes shall be calculated at the highest marginal tax rates. For the sole purpose of determining the Employee's eligibility to participate in the Company's medical, life, and accidental death and dismemberment insurance plans, the Employee shall be considered to be on a paid leave of absence as long as he/she is receiving benefits under this Agreement.

                              In lieu of the benefits provided to Employee under
                  this subparagraph 6(c)(5) for medical insurance, within six months after the Date of Termination, the Employee may irrevocably elect in writing to receive a lump sum cash payment. The payment will equal the Company's current cost to provide the medical insurance benefits over the remaining period (without a present value reduction). The amount payable under this paragraph shall be paid by the Company to the Employee on or before the 14th day following the receipt by the Company of the writing from the Employee.

                       (6) EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN. The
                  following shall apply for purposes of calculating the Employee's benefits under the FirstMerit Corporation Executive Supplemental Retirement Plan (the "SERP"):

                              (i) for purposes of calculating the Employee's
                  Monthly Retirement Income (as defined in the SERP) under Sections 4.01 and 4.02 of the SERP and for purposes of determining the Employee's vested Monthly Retirement Income under Section 4.05 of the SERP, the Employee's Years of Service (as defined in the SERP) shall be increased by the Employee's Protection Period (as hereinafter defined);

                              (ii) for purposes of calculating the Employee's
                  Monthly Retirement Income under Section 4.02 of the SERP, the Employee's Attained Age (as defined in the SERP) shall be increased by the Employee's Protection Period (as hereinafter defined); and

                              (iii) the Employee's Average Monthly Earnings for
                  purposes of the SERP shall be deemed to be equal to the total of (A) the highest, monthly base salary earned by the Employee during the 24 months immediately preceding the Change in Control and (B) the incentive compensation payment the Employee would receive if payout was made at the "target" percentage for the Employee under the Company's Executive Incentive Plan in the year of Employee's Date of Termination divided by 12.

                              The terms of this subparagraph (6) shall supersede
                  any contrary provisions of the SERP and any membership agreement executed between the Company and the Employee in connection with the Employee's participation in the SERP, unless expressly provided otherwise in such membership agreement. The Employee's SERP benefit, calculated using the provisions of subparagraphs 6(i), (ii) and (iii) above, is assumed to commence on the earliest date upon which the Employee is eligible to retire under the SERP for purposes of determining the Actuarial Equivalent (as defined in the SERP) of such benefit. Further, for purposes of this subparagraph
                  (6), the Employee's Protection Period is 24 months.

                      (7) Outplacement Fees. For a period not to exceed one year after the Date of Termination, the Company will pay the reasonable expenses associated with outplacement training of the Employee by a professional placement firm and in an amount not to exceed that listed as Item 6(c)(6) on Exhibit A.

                  7. OVERALL LIMITATION ON BENEFITS. Notwithstanding any provision in this Agreement to the contrary, if the compensation and benefits provided to the Employee pursuant to or under this Agreement, either alone or with other compensation and benefits received by the Employee, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), or the regulations adopted or proposed thereunder, then the compensation and benefits payable pursuant to or under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. The Employee or any other party entitled to receive the compensation or benefits hereunder may request a determination as to whether the compensation or benefit would constitute a parachute payment and, if requested, such determination shall be made by independent tax counsel selected by the Company and approved by the party requesting such determination. In the event that any reduction is required under this paragraph 7, the Company shall consult with the Employee in determining the order in which compensation and benefits shall be reduced.

                  8. LEGAL FEES. The Company shall pay all legal fees and expenses incurred by the Employee in enforcing any right or benefit provided by this Agreement.

                  9. TERM OF AGREEMENT. This Agreement shall continue in effect until the earliest to occur of the following:

                      (1) the last day of the month which is the number of
                  months listed in Item 9(1) on Exhibit A, after a Change in Control occurs; or

                      (2) the date as of which the Employee is removed or
                  resigns from his then titled position immediately before his removal or resignation, unless such removal or resignation occurs after a Change of Control and is for other than Cause, Disability, Retirement or death, in the case of removal, or for Good Reason, in the case of resignation.

                  In the event that the Employee becomes entitled to the compensation or benefits provided in paragraph 6 of this Agreement before an event of termination occurs as provided in this paragraph 9, such compensation and benefits shall continue for the period provided in paragraph 6 notwithstanding the occurrence of such event of termination.

                  10. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  11. MISCELLANEOUS. No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar provisions or conditions at the same or at any prior or subsequent time.

                  This Agreement is intended to replace and supersede the existing Termination Agreement between the parties which prior agreement shall become invalid as of the date of signing of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the rights, duties of obligations you may have under any other written agreement with the Company.

                  12. Validity. The validity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio.

                  13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original by all of which together will constitute one and the same instrument.

                            [Signatures on Next Page]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date above first written.


                                         FirstMerit Corporation


                                         By:___________________________________
                                              Christopher J. Maurer, Executive
                                              Vice President


                                         Employee:

                                         ______________________________________
                                         (Signature)

                                         ______________________________________
                                         (Print Name)

                              Amended and Restated
                     Change in Control Termination Agreement
--------------------------------------------------------------------------------


                                    EXHIBIT A




Name of Executive:          ____________________________________ (print)


Item 6(c)(2)A: Multiplied By:                 ______ (insert number)

Item 6(c)(2)B: Denominator:                   ______ (insert number)

Item 6(c)(3)A:                                ______ (insert number)

Item 6(c)(3)B:                                ______ (insert number)

Item 6(c)(5)A: Anniversary:                   ______ anniversary (insert number)

Item 6(c)(5)B: Years in Effect:               ______ years (insert number)

Item 6(c)(7):Outplacement Fee:                $______________

Item 9(1): Month:                             ______ (insert number)